Exhibit 99.2

Erie Indemnity Company
Statements of Operations
(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Operating revenue
Management fee revenue, net	$411,139	$389,168	$1,195,262	$1,126,626
Service agreement revenue	7,267	7,469	21,756	22,502
Total operating revenue	418,406	396,637	1,217,018	1,149,128

Operating expenses
Commissions	232,455	223,741	676,963	641,189
Salaries and employee benefits	53,265	58,342	161,579	170,715
All other operating expenses	50,431	46,265	142,797	146,522
Total operating expenses	336,151	328,348	981,339	958,426
Net revenue from operations	82,255	68,289	235,679	190,702

Investment income
Net investment income	5,331	4,346	14,884	13,322
Net realized investment gains (losses)	718	(483)	29	(125)
Net impairment losses recognized in earnings	0	(480)	(345)	(635)
Equity in (losses) earnings of limited partnerships	(1,723)	3,837	(279)	16,902
Total investment income	4,326	7,220	14,289	29,464
Income before income taxes	86,581	75,509	249,968	220,166
Income tax expense	29,205	25,947	85,388	75,621
Net income	$57,376	$49,562	$164,580	$144,545

Earnings Per Share
Net income per share
Class A common stock – basic	$1.23	$1.06	$3.53	$3.10
Class A common stock – diluted	$1.09	$0.94	$3.14	$2.75
Class B common stock – basic	$185	$160	$530	$466
Class B common stock – diluted	$185	$159	$529	$465

Weighted average shares outstanding – Basic
Class A common stock	46,188,980	46,189,068	46,188,971	46,189,068
Class B common stock	2,542	2,542	2,542	2,542

Weighted average shares outstanding – Diluted
Class A common stock	52,411,303	52,602,083	52,442,697	52,599,783
Class B common stock	2,542	2,542	2,542	2,542

Dividends declared per share
Class A common stock	$0.730	$0.681	$2.190	$2.043
Class B common stock	$109.500	$102.150	$328.500	$306.450

Erie Indemnity Company
Reconciliation of Operating Income to Net Income

Reconciliation of Operating Income to Net Income

We disclose operating income, a non-GAAP financial measure, to enhance our investors’ understanding of our performance.  Our method of calculating this measure may differ from those used by other companies, and therefore comparability may be limited.

We define operating income as net income excluding realized capital gains and losses, impairment losses, and related federal income taxes.

We use operating income to evaluate the results of our operations.  It reveals trends that may be obscured by the net effects of realized capital gains and losses including impairment losses.  Realized capital gains and losses, including impairment losses, may vary significantly between periods and are generally driven by business decisions and economic developments such as capital market conditions which are not related to our ongoing operations.  We are aware that the price to earnings multiple commonly used by investors as a forward-looking valuation technique uses operating income as the denominator.  Operating income should not be considered as a substitute for net income prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and does not reflect our overall profitability.

The following table reconciles operating income and net income:

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Operating income	$56,910	$50,188	$164,786	$145,039
Net realized gains (losses) and impairments on investments	718	(963)	(316)	(760)
Income tax (expense) benefit	(252)	337	110	266
Realized gains (losses) and impairments, net of income taxes	466	(626)	(206)	(494)
Net income	$57,376	$49,562	$164,580	$144,545

Per Class A common share-diluted:
Operating income	$1.08	$0.95	$3.14	$2.76
Net realized gains (losses) and impairments on investments	0.01	(0.01)	0.00	(0.01)
Income tax (expense) benefit	0.00	0.00	0.00	0.00
Realized gains (losses) and impairments, net of income taxes	0.01	(0.01)	0.00	(0.01)
Net income	$1.09	$0.94	$3.14	$2.75

Erie Indemnity Company
Statements of Financial Position
(in thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$139,813	$182,889
Available-for-sale securities	52,108	62,067
Receivables from Erie Insurance Exchange and affiliates	399,975	348,055
Prepaid expenses and other current assets	29,593	24,697
Federal income taxes recoverable	0	11,947
Accrued investment income	6,261	5,491
Total current assets	627,750	635,146

Available-for-sale securities	652,267	537,874
Limited partnership investments	65,949	88,535
Fixed assets, net	58,311	59,087
Deferred income taxes, net	36,161	40,686
Note receivable from Erie Family Life Insurance Company	25,000	25,000
Other assets	19,577	20,968
Total assets	$1,485,015	$1,407,296

Liabilities and shareholders' equity
Current liabilities:
Commissions payable	$218,267	$195,542
Agent bonuses	84,805	106,752
Accounts payable and accrued liabilities	94,504	88,532
Dividends payable	33,996	33,996
Deferred executive compensation	16,873	20,877
Federal income taxes payable	4,813	0
Total current liabilities	453,258	445,699

Defined benefit pension plans	178,257	172,700
Employee benefit obligations	751	1,234
Deferred executive compensation	12,057	16,580
Other long-term liabilities	1,763	1,580
Total liabilities	646,086	637,793

Shareholders’ equity	838,929	769,503
Total liabilities and shareholders’ equity	$1,485,015	$1,407,296

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